Exhibit 99.2




                          NOTICE OF GUARANTEED DELIVERY
                     FOR TENDER OF 8.14% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                        SOUTHERN COMPANY CAPITAL TRUST II
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              THE SOUTHERN COMPANY

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8.14% Capital Securities (the
"Original Capital Securities") are not immediately available, (ii) Original
Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Bankers Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original
Capital Securities" in the Prospectus.


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                             BANKERS TRUST COMPANY

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

        By Mail:                       By Hand:               By Overnight Mail:
                                                                 Or Courier:

BT SERVICES TENNESSEE, INC.        BANKERS TRUST COMPANY         BT SERVICES TENNESSEE, INC.
    REORGANIZATION UNIT       CORPORATE TRUST & AGENCY GROUP   CORPORATE TRUST & AGENCY GROUP
      P.O. BOX 292737             RECEIPT & DELIVERY WINDOW          REORGANIZATION UNIT
  NASHVILLE, TN 37229-2737   123 WASHINGTON STREET, 1ST FLOOR      648 GRASSMERE PARK ROAD
                                    NEW YORK, NY 10006               NASHVILLE, TN 37211

      FOR INFORMATION:            TO CONFIRM BY TELEPHONE         FACSIMILE TRANSMISSIONS:
       (800) 735-7777                 (615) 835-3572            (ELIGIBLE INSTITUTIONS ONLY)
                                                                       (615) 835-3701



DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Southern Company Capital Trust II, a Delaware business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated August 4, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Original Capital Securities."


Name(s) of Registered Holder(s):





Aggregate Liquidation Amount Tendered:





Certificate No(s):





Address(es):








Area Code and Telephone Number(s):





If Original Capital Securities will be tendered by book-entry transfer, provide the following information:


Signature(s):





DTC Account Number:





Date:







               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at any of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm:





Authorized Signature:





Title:





Address:








Telephone Number:





Date:





     NOTE: DO NOT SEND ORIGINAL CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.